Exhibit 31.2

DAKTRONICS, INC.

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER REQUIRED BY RULE 13a-14(e) OR RULE 15d-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Howard I. Atkins, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended April 27, 2024 of Daktronics, Inc. (this “Report”); and

2.

Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

By:	/s/ Howard I. Atkins
Name:	Howard I. Atkins
Title:	Acting Chief Financial Officer
(Principal Financial Officer)
Date:	June 20, 2025